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                                                                Exhibit 10.2


                      AMENDMENT TO EMPLOYMENT AGREEMENT
                      ---------------------------------


        THIS AMENDMENT (this "Amendment") is made at Cleveland, Ohio, this 18th day of May, 1995, between KeyCorp, an Ohio corporation ("KeyCorp"), and ROBERT
W. GILLESPIE ("Gillespie") and amends the Amended and Restated Employment Agreement between KeyCorp (then known as "Society Corporation") and Gillespie dated as of December 20, 1993 (the "Employment Agreement").


        WHEREAS, in accordance with the management plan approved on May 18, 1995 by the Board of Directors of KeyCorp, Gillespie intends to voluntarily resign as Chief Operating Officer of KeyCorp effective June 1, 1995, but continue as President of KeyCorp through December 31, 1998 and become Chief Executive Officer of KeyCorp on September 1, 1995.


        NOW, THEREFORE, Gillespie hereby resigns as Chief Operating Officer of KeyCorp, effective June 1, 1995, and Gillespie and KeyCorp hereby amend the Employment Agreement, effective June 1, 1995, as set forth below in this Amendment.


        1. Clause (iii) of Section 1.15(a) of the Employment Agreement (pursuant to which Gillespie's ceasing to be Chief Operating Officer of KeyCorp would constitute a "Demotion or Removal") is hereby deleted from the Employment Agreement and Section 1.20(c) of the Employment Agreement (specifying circumstances under which Gillespie would have "Good Reason" to terminate employment after a Change of Control) is hereby amended by deleting therefrom the words "and Chief Operating Officer."


        2. Section 4(a) of the Employment Agreement is hereby amended to read, in its entirety, as follows:


              (a) During the Post-Merger Period, Gillespie shall hold the title of President of KeyCorp and, in that capacity, shall have the duties, responsibilities, and authority that are allocated to the President of KeyCorp in the Job Description.


        3. In accordance with Section 2 of Article IV of KeyCorp's Regulations and Sections 1.23 and 4 of the Employment Agreement, Gillespie shall become Chief Executive Officer of KeyCorp at such time as Victor J. Riley, Jr. ("Riley") no longer holds that office, which was originally to be in no event later than December 31, 1995, but which, pursuant to the management plan approved on May 18, 1995 by the Board of Directors of KeyCorp, is now to be September 1, 1995, the date Riley is to resign as Chief Executive Officer of KeyCorp pursuant to that plan.

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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.



KEYCORP

By: /s/  Roger Noall                            /s/ Robert W. Gillespie
   ----------------------------------           -----------------------------
   Roger Noall                                  Robert W. Gillespie
   Senior Executive Vice President
   and Chief Administrative Officer